Exhibit 10.2

AMENDMENT

TO

J.B. HUNT TRANSPORT SERVICES, INC.

SECOND AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

Section 6.9 of the J.B. Hunt Transport Services, Inc. Second Amended and Restated Management Incentive Plan (the “Plan”) is hereby deleted and replaced in its entirety as follows:

6.9   NO REPRICING WITHOUT STOCKHOLDER APPROVAL. Except for adjustments pursuant to Sections 2.6 and 6.3(b) herein (relating to adjustments upon changes in the shares of Common Stock), or reductions of the Purchase Price approved by the stockholders of the Company, the Purchase Price for any outstanding option granted pursuant to this Option Plan may not be decreased after the date of grant nor may an outstanding option granted under this Option Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower Purchase Price. Except as approved by the Company’s stockholders, in no event shall any option granted under this Option Plan be surrendered to the Company in consideration for a cash payment or the grant of any other award if, at the time of such surrender, the Purchase Price of the option is greater than the then current fair market value of a share of Common Stock as determined pursuant to Section 6.6(a)(1) of this Option Plan. In addition, no repricing of an option shall be permitted without the approval of the Company’s stockholders if such approval is required under the rules of any national securities exchange on which the Common Stock is listed.

Paragraph (a) of Section 6.11 of the Plan is hereby amended and supplemented to add a new subparagraph (iii), upon which Section 6.11(a) shall read in its entirety as follows:

6.11   AMENDMENT, SUSPENSION, OR TERMINATION OF THE OPTION PLAN.

(a)

The Board may at any time suspend or terminate the Option Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, except as provided in paragraph 6.3(b) hereof, the Board shall not amend the Option Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

(i)	To increase the maximum number of shares subject to the Option Plan;

(ii)	To change the designation or class of persons eligible to receive options under the Option Plan; or

(iii)	To permit the repricing of any outstanding options as described in Section 6.9.

Article VII of the Plan is hereby amended and supplemented to add a new Section 7.2 as follows:

7.2   NO REPRICING WITHOUT STOCKHOLDER APPROVAL. Except for adjustments pursuant to Section 2.6 herein (relating to adjustments upon changes in the shares of Common Stock), or reductions of the exercise price approved by the stockholders of the Company, the exercise price for any outstanding stock appreciation right (“SAR”) granted pursuant to Section 7.1 may not be decreased after the date of grant nor may an outstanding SAR granted under this Plan be surrendered to the Company as consideration for the grant of a replacement SAR with a lower exercise price. Except as approved by the Company’s stockholders, in no event shall any SAR granted under this Plan be surrendered to the Company in consideration for a cash payment or the grant of any other award if, at the time of such surrender, the exercise price of the SAR is greater than the then current fair market value of a share of Common Stock as determined pursuant to Section 6.6(a)(1) of this Plan. In addition, no repricing of a SAR shall be permitted without the approval of the Company’s stockholders if such approval is required under the rules of any national securities exchange on which the Common Stock is listed.

Section 9.1 of the Plan is hereby amended and supplemented to add a new paragraph (d), upon which Section 9.1 shall read in its entirety as follows:

9.1      AMENDMENTS.  The Plan may be amended or terminated by the Board at any time and in any respect, except that no amendment may be made without the approval of the stockholders of the Company if such amendment would—

(a)	increase the maximum number of shares of Common Stock available for issuance under the Plan;

(b)	modify the class of eligible employees who are Participants in the Plan; or

(c)	materially increase Plan Benefits accruing to Participants under the Plan.

(d)	permit the repricing of any outstanding options or SARs as described in Sections 6.9 and 7.2, respectively, of this Plan.

Similarly, subject to obtaining the consent of the Participant where required by contract law, the Committee may alter, amend or modify any award or grant made pursuant to this Plan in any respect not in conflict with the provisions of the Plan, if the Committee deems such alteration, amendment or modification to be in the best interests of the Participant or the Company by reason of changes or interpretation in tax, securities or other applicable laws.

APPROVED by the Board of Directors of J.B. Hunt Transport Services, Inc. at a regular meeting of the Board of Directors duly called and held this 21st day of July, 2016.

David G. Mee,